Exhibit (h)(2)(v)

  AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY,
GOLDMAN SACHS VARIABLE INSURNACE TRUST
AND GOLDMAN SACHS & CO. LLC

THIS FOURTH AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 24h day of March, 2022 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), Goldman Sachs & Co. LLC, a New York limited liability company (the “Distributor”), and PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, an Alabama life insurance company (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trust, Distributor and Company are parties to a certain Participation Agreement dated December 19, 2003, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend Schedule 3 of the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with Schedule 3 attached hereto.

2.
Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.
Counterparts.
This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:  /s/ Frank Murphy

Name:  Frank Murphy

Title:  Vice President

Date:  March 31, 2022

GOLDMAN SACHS & CO. LLC

By:  /s/ Michael H. Siegel

Name: Michael H. Siegel

Title:  Managing Director

Date:  March 31, 2022

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:  /s/ Steve Cramer

Name: Steve Cramer

Title:  Chief Product Officer, Retirement Division

Date:  March 30, 2022

Schedule 3

Trust Classes and Series
Available Under each Class of Contracts

Effective May 1, 2022, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series
Protective Variable Annuity NY Elements Classic Variable Annuity NY	All available Goldman Sachs Variable Insurance Trust Funds (Institutional Shares)
ProtectiveRewards II NY ProtectiveAccess XL NY Protective Aspirations NY Variable Annuity	All available Goldman Sachs Variable Insurance Trust Funds (Service Shares)
Protective Investors Benefit Advisor Variable Annuity NY
Goldman Sachs VIT Trend Driven Allocation Fund (formerly, Goldman Sachs VIT Global Trends Allocation Fund) (Service Shares); Goldman Sachs VIT Growth Opportunities Fund (Service Shares); Goldman Sachs VIT Core Fixed Income Fund (Service Shares); Goldman Sachs Small Cap Equity Insights Fund (Service Shares) and Goldman Sachs VIT Strategic Growth Fund (Service Shares); Goldman Sachs VIT Multi-Strategy Alternative Fund (Service Shares)

Schwab Genesis Advisory NY Variable Annuity Schwab Genesis NY Variable Annuity
Goldman Sachs VIT Trend Driven Allocation Fund (formerly, Goldman Sachs VIT Global Trends Allocation Fund) (Service Shares); Goldman Sachs VIT Growth Opportunities Fund (Service Shares); Goldman Sachs VIT Core Fixed Income Fund (Service Shares); Goldman Sachs Mid Cap Value Fund (Service Shares) and Goldman Sachs VIT Strategic Growth Fund (Service Shares)

Protective Executive Benefits Private PVUL NY	Goldman Sachs VIT Growth Opportunities Fund (Service Shares)
ProtectiveRewards Elite NY Variable Annuity

Protective Variable Annuity NY B Series

Protective Variable Annuity II B Series NY

Protective Variable Annuity NY C Series

Protective Variable Annuity NY L Series

All available Goldman Sachs Variable Insurance Trust Funds (Service and Institutional Shares)